UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 19, 2010

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 1200

Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Dean Foods Company (the “Company”) held its annual meeting of stockholders. At the annual meeting, the Company submitted the following matters to a vote of its stockholders:

•	The re-election of Tom C. Davis, Gregg L. Engles and Jim L. Turner as members of the Board of Directors for a three-year term,

•	The ratification of the Audit Committee of the Board of Directors’ selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2010, and

•	A stockholder proposal related to tax gross-ups.

At the annual meeting, the stockholders re-elected the directors named above and ratified the selection of Deloitte & Touche LLP as our independent auditor. The stockholders voted against the stockholder proposal, which urged the Compensation Committee of our Board of Directors to adopt a policy limiting tax gross-ups for our senior executives.

The vote of the stockholders with respect to each such matter was as follows:

Nominee/Proposal	Votes For	Votes Against	Abstain
Tom C. Davis	136,732,414	3,260,821	234,519
Gregg L. Engles	134,050,855	5,852,116	324,783
Jim L. Turner	134,560,519	5,427,228	240,007
Ratification of independent auditor	150,094,216	2,851,794	257,071
Stockholder proposal related to tax gross-ups	62,696,097	76,936,587	595,070

There were 12,975,327 broker non-votes with respect to the stockholder proposal related to tax gross-ups, for which brokers indicated they did not have the discretion to vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2010	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps Executive Vice President and General Counsel